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                                                                   Exhibit 10.15

CONTRACT Number 98-601S                                 IBM and MSL Confidential

This is a Manufacturing, Integration and Fulfillment Contract ("Contract") entered by and between

INTERNATIONAL BUSINESS MACHINES S.A. C.I.F. A-280101791, an existing Spanish company duly organized pursuant to the laws of Spain and having its registered office at Santa Hortensia 26-28, 28002 Madrid, Spain (hereinafter referred to as "IBM Spain"), and in its name and representation Jesus Martinez Ons, as company representative.

and

GLOBAL MANUFACTURERS' SERVICES - VALENCIA S.A. C.I.F.A.-96301270, a Spanish company duly existing and organized pursuant to the laws of Spain and with registered office at La Pobla de Vallbona, km 17.6 of the road from Valencia to Ademuz, 46185 Valencia, Spain (hereinafter referred to as "GMSV"), and in its name and representation Pedro de Castro Garcia, as company representative.

Both parties declare to have legal capacity for the celebration of this act,

WHEREAS IBM Spain is an affiliate of International Business Machines Corporation, a corporation incorporated under the laws of New York, United States of America, having an office for the transaction of business at 8501 IBM Drive, Charlotte, North Carolina 28262, United States of America ("IBM"); and

WHEREAS GMSV is an affiliate of Manufacturers' Services Limited, that has an office for the transaction of business at 200 Baker Avenue, Concord, Maine 01742, United States of America ("MSL"); and Manufacturers' Services Western US Operations, Inc., that has an office for the transaction of business at 5600 Mowry School Rd., Newark, CA 94560, United States of America ("MSL-WUS") is a subsidiary of MSL; and

WHEREAS GMSV desires to manufacture and sell, and to provide services related to manufacturing, integration and fulfillment to IBM Spain and IBM Spain desires to purchase such products and services subject to the terms and conditions of this Contract; and,

WHEREAS, concurrently with the signing of this Contract, IBM and MSL-WUS entered into the IBM/MSL Outsourcing Agreement, that was signed by IBM and MSL on May 5, 1998, and became effective on June 1st, 1998 (the Agreement).

Accordingly, IBM Spain and GMSV hereby recognizing each other capacity to act hereunder have decided to grant the present Contract pursuant to the terms and conditions of the above-mentioned Agreement, and its attachments, having the same Effective Date that is defined in that Agreement, and the following specific conditions:

----------
[*] = Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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CONTRACT Number 98-601S                                 IBM and MSL Confidential

1. EXCLUSIONS

The following clauses in the Agreement are not applicable to this contract between IBM Spain and GMSV:

      Base Agreement, Section 8, Purchase of Assets
      Base Agreement, Section 9, Personnel.
      Base Agreement, Section 10, Lease of Premises
      Base Agreement, Section 12, Transitional Services.
      Attachment 1 Statement of Work, Section 3, item 20 (distribution and shipping).

2.- SCOPE OF WORK

Global Embedded Production Solutions ("GEPS") and Finance Solutions are not subject of the present contract.

3.- PAYMENT

GMSV invoices will be sent to:

International Business Machines S.A.
CIF A28/010791
Dept. de Operaciones Contables
Santa Hortensia 26-28
28002 Madrid, ESPANA

A copy of the invoice will be sent to:

International Business Machines S.A.
Av de Aragon 30
46021 Valencia, Espana
Attn: Project Office

The parties may offset any amounts owed IBM Spain by GMSV for parts IBM Spain supplies to GMSV, against any amounts owed GMSV by IBM Spain for completed Products, upon notification, provided the debts have been generated under this Contract and legal requisites are satisfied.

Any amounts owed IBM Spain should be sent to:

International Business Machines S.A.
Av de Aragon 30
46021 Valencia, Espana
Attn: Project Office


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CONTRACT Number 98-601S                                 IBM and MSL Confidential

4.- CONFIDENTIAL INFORMATION

IBM Spain and GMSV confidential information shall be subject to, and governed by, the Agreement for Exchange of Confidential Information (AECI) Number 4998S60076, signed by IBM and MSL on March 10th of 1998, and its supplements. For the purposes of this Contract, that AECI will be ruled by the laws of Spain.

Each time one of the Parties wishes to disclose specific information to the other, the disclosurer will issue a supplement to the above referenced AECL. All requests to disclose or receive confidential information must be approved by the Relationship Managers.

Neither Party shall disclose the terms of this Contract to any third Party without the prior written consent of the other party except as required by law. Each party shall provide the other with prior written notice of any such required disclosure.

5.- LAW

In the performance of this Contract and related purchase orders, GMSV and IBM Spain shall comply with the laws of Spain unless otherwise specified in this contract.


This Contract and the performance of transactions under this Contract shall be governed by the laws of Spain. Any legal or other action related to a breach of this Contract must be commenced no later than [*] from the date of the breach in a court of Madrid, unless otherwise agreed.


6.- RELATIONSHIP MANAGEMENT

Relationship Managers:

for Valencia Work Center

IBM:

MSL:

7.- PRICE

All prices of this contract are defined in Spanish pesetas, unless otherwise stated. All invoices will be issued in pesetas.

Unless stated elsewhere in the Contract, Pricing for all Products and related services of this Contract are all inclusive. This means that all investments, costs and expenses, and GMSV margins, that are required by GMSV to perform its part of the Contract, are covered by Product prices and will be paid by IBM Spain through payment of Product prices, unless there is explicit and written agreement between the parties to do otherwise. NRE's will be treated as per the Attachment 1 Statement of Work, section 21.5.


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CONTRACT Number 98-601S                                 IBM and MSL Confidential

Initial invoice prices are as listed in Appendix 1 below.

7.1 Price updates

All price updates will be determined in Spanish pesetas.

Proposals for updates to the initial prices will include also changes in the currency exchange rate for US dollar and Spanish pesetas and any other relevant currencies. The exchange rate for a period, as defined in Attachment 1 Statement of Work, section 7.5 (e), will be defined by the spot value of the currency in pesetas in Madrid (Spain) at market closing on the 15th of the month preceding the begining of the period, or the last market day before it if the 15th is not a market day for currency.

For price updates, proposals for changes will be issued in Spanish pesetas. Components of cost for which third party quotes are in other than pesetas will be translated to pesetas at the rate IBM Spain and GMSV agree for the period for which the prices are defined.

At the start of this Contract the agreed exchange rate is 1 USD = 155 pts.

7.1.1 Euro

The parties hereby declare that they are aware that during the term of this Contract the peseta may be replaced by the single European currency and that, in such an event, this Contract shall not be modified as a result of the effect of the implementation of the said single currency. The amounts denominated in pesetas referred to hereinbelow shall be replaced by corresponding sums of the single currency, calculated according to the rate of exchange established by the corresponding regulations.

7.2 Regularizations

Any write-up or write-down necessary to update GMSV inventory prices in pesetas to the component prices in pesetas agreed for the following period will be paid by/to IBM Spain through specific Purchase Order. GMSV inventory prices to be used in the write-up or write-down will be the material cost agreed for prices in the period before the regularization.

Any differences in pesetas between material costs assumptions, as defined in
Section 7.1 of the Attachment 1 Statement of Work, that are used in determining prices at the beginning of a period (as per the Attachment 1 Statement of Work, Section 7.5 (e)) and actual invoices paid by GMSV during the period will be regulated in the first month of the following period, as a separate acceptable invoice to GMSV or IBM Spain. Materials costs that GMSV incurs in other than pesetas will be converted to pesetas at the exchange rate agreed for the quarter in which GMSV pays for those materials. Whenever GMSV makes payments in pesetas, price regularizations will consider the amounts of pesetas actually paid; thus, for Parts that have a declared value in another currency, the actual conversion rate at the time of customs clearance or, in its absence, the date of acquisition will be used for regularizations. Only the Materials Cost component of Price (component A of formula P of the Attachment 1 Statement of Work,
Section 7.1) and of the TMC (component 1 of formula TMC of the Attachment 1 Statement of Work, Section 7.2) will be regularized.


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CONTRACT Number 98-601S                                 IBM and MSL Confidential

Net Importation Costs (NIC) will also be regularized to match the NIC amounts that would result of applying the agreed NIC ratios (as per the Agreement and its attachments) to the regularized Materials Cost.

No other component of price will be applied to material cost differences.

7.3 Product Engineering, Field Support and Product Management.

Starting at the Effective Date of the Agreement, GMSV will provide PE/Field Support and Program Management as per the RS Product Attachment to the Agreement.


Commencing on the Effective Date of the Agreement, but not before July 1, 1998, IBM Spain will pay GMSV for these services at the rate of [*].


8.- PREMIUM COST


Total premium costs for any single event which are equal to or exceed [*] must be pre-approved in writing by IBM Spain prior to GMSV authorizing or expending the premium. Total premium costs for any single event which are less than [*] may be incurred by GMSV without IBM Spain authorization to later be negotiated with IBM Spain in good faith.


For premium labor, GMSV's request for authorization and/or reimboursement must state premium rate in Spanish pesetas.

9.- INFORMATION TECHNOLOGY SERVICES ("I/T SERVICES").

GMSV prices for I/T costs are included in the prices as defined in Section 7.0 of the Agreement and Section 7 of this Contract.

GMSV will procure IBM I/T services for the Valencia work center through the organization that the IBM Relationship Manager for the Valencia work center designates.

9.1 MVS License

The terms and conditions, including pricing, governing the use of IBM's MVS software shall be granted under a separate licensing agreement between IBM Spain and GMSV. For MVS software modules (including additions and upgrades) that IBM Spain agrees in writing, before fees are incurred, are required by MSL to fulfill this Contract, IBM Spain shall reimbourse GMSV the actual MVS license charges through separate invoices and payments. GMSV agrees that these payments will not take place before GMSV has made the corresponding payment for the license fees.

10.- GENERAL

IBM Spain may assign, transfer of subcontract all or part of the rights or duties under this Contract to any subsidiary of IBM or affiliate of IBM where an ownership interest is held. In this case, IBM Spain will notify GMSV in advance.


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CONTRACT Number 98-601S                                 IBM and MSL Confidential

In all that has not been modified or contemplated in the present Contract, the parties agree to abide by the terms agreed by IBM and MSL-WUS in the above mentioned Agreement.

Notices related to this contract will be addressed to:

for IBM:
            International Business Machines S.A.
            Av de Aragon 30
            46021 Valencia, Espana
            Attn; Project Office.

for GMSV:
            Global Manufacturers' Services - Valencia
            Km 17.6 of the road from Valencia to Ademuz
            La Pobla do Vallbona
            46185 Valencia, Espana

In case of conflict between anything in this Contract and the Agreement, this Contract will prevail over the Agreement with all its related documents,

AGREED TO:                            AGREED TO:

INTERNATIONAL BUSINESS                GLOBAL MANUFACTURERS'
MACHINES, S.A.                        SERVICES - VALENCIA S.A.


      /s/ Jesus Martinez Ons                /s/ Pedro de Castro Garcia

Name  Jesus Martinez Ons              Name  Pedro de Castro Garcia
     ----------------------------          ----------------------------
Date  26-June-1998                    Date  26-Jun-98
     ----------------------------          ----------------------------


Other IBM approvals:


Name                                  Name
     ----------------------------          ----------------------------
Date                                  Date
     ----------------------------          ----------------------------


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CONTRACT Number 98-601S                                 IBM and MSL Confidential

APPENDIX 1: GMSV prices

Both parties agree that prices must be correct according to the price definition rules determined in the Agreement and this Contract.

GMSV will use the prices below for Invoices at the Effective Date. The parties agree that all prices will be updated and invoiced amounts will be regularized through the corresponding debits and credits, as necessary to ensure that the price agreements are fulfilled. The parties also agree to cooperate in good faith to determine correct prices in the shortest possible term.


A1.0. GMSV Labor Rate = [*] per hour.


A.1.1. FULFILLMENT PRICES (Spanish pesetas):


                                      [*]



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CONTRACT Number 98-601S                                 IBM and MSL Confidential


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CONTRACT Number 98-601S                                 IBM and MSL Confidential


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